                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                          HISTORICAL
                                                                                              -------------------------------------
                                                                       PRO FORMA COMPANY       COMPANY        COGEN TECH GROUP
                                                                   -------------------------  ---------   -------------------------
                                                                   THREE MONTHS    YEAR        PERIOD       PERIOD     THREE MONTHS
                                                                      ENDED        ENDED       ENDED        ENDED          ENDED
                                                                     MARCH 31,  DECEMBER 31,   MARCH 31,  FEBRUARY 4,    MARCH 31,
                                                                       1999         1998         1999        1999          1998
                                                                   ------------ ------------  ---------   -----------  ------------
INCOME FOR FIXED CHARGE COVERAGE
    Income Before Tax                                                $  (73.0)   $   (54.6)   $   (3.6)    $  (56.0)    $   16.4
    Distributions Received Greater (Less) than
       Equity in Earnings of Affiliates                                  75.4         43.9        (0.8)        71.8         (4.5)

                                                                     ---------   ----------   ---------    ---------    ---------
    Income for Fixed Charge Coverage                                 $    2.4    $   (10.7)   $   (4.4)    $   15.8     $   11.9
                                                                     =========   ==========   =========    =========    =========

FIXED CHARGES
    Group Interest Expense                                           $   28.2    $    99.7    $   17.2     $    2.0     $    5.3
    Group Share of Interest Expense of Affiliates (1)
       Bayonne Venture                                                    1.6          7.1         0.9          0.6          1.6
       Camden Venture                                                     1.5          5.4         0.9          0.6          1.5
    Portion of Rent Expense Representative
       of Interest Factor                                                --            0.1        --           --           --

                                                                     ---------   ----------   ---------    ---------    ---------
    Total Fixed Charges                                              $   31.3    $   112.3    $   19.0     $    3.2     $    8.4
                                                                     =========   ==========   =========    =========    =========

INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES                                              $   33.7    $   101.6    $   14.6     $   19.0     $   20.3
                                                                     =========   ==========   =========    =========    =========

FIXED CHARGE COVERAGE (Income for Fixed Charge
    Coverage Plus Total Fixed Charges divided by
    Total Fixed Charges)                                                  1.1          0.9         0.8          5.9          2.4
                                                                     =========   ==========   =========    =========    =========
(1) The Company's / Group's share of interest expense of
    affiliates is computed as follows (millions of dollars,
    except as noted):

    Bayonne Venture Interest Expense                                      1.7          7.7         1.0          0.7          1.9
    % of earnings allocated to Group                                     91.75%       91.75%      91.75%       91.75%       86.50%
    Company's / Group's Share of Bayonne Venture Interest Expense         1.6          7.1         0.9          0.6          1.6


    Camden Venture Interest Expense                                       1.9          7.4         1.1          0.8          1.9
    % of earnings allocated to Group                                     80.00%       72.60%      80.00%       80.00%       77.60%
    Company's / Group's Share of Camden Venture Interest Expense          1.5          5.4         0.9          0.6          1.5


                                                                                          HISTORICAL
                                                                      --------------------------------------------------
                                                                                       COGEN TECH GROUP
                                                                      --------------------------------------------------
                                                                                     YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------------
                                                                       1998       1997       1996       1995       1994
                                                                      ------     ------     ------     ------     ------
INCOME FOR FIXED CHARGE COVERAGE
    Income Before Tax                                                 $ 88.6     $ 78.3     $ 73.1     $ 79.7     $ 55.8
    Distributions Received Greater (Less) than
       Equity in Earnings of Affiliates                                 (8.6)      (3.5)       6.2        5.6       (1.2)

                                                                      -------    -------    -------    -------    -------
    Income for Fixed Charge Coverage                                  $ 80.0     $ 74.8     $ 79.3     $ 85.3     $ 54.6
                                                                      =======    =======    =======    =======    =======

FIXED CHARGES
    Group Interest Expense                                            $ 19.3     $ 21.8     $ 23.3     $ 26.5     $ 25.9
    Group Share of Interest Expense of Affiliates (1)
       Bayonne Venture                                                   6.8        7.0        7.4        7.6       78.0
       Camden Venture                                                    5.4        7.0        7.7        8.2        8.6
    Portion of Rent Expense Representative
       of Interest Factor                                                0.1        0.1        0.2        0.1        0.1
                                                                      -------    -------    -------    -------    -------
    Total Fixed Charges                                               $ 31.6     $ 35.9     $ 38.6     $ 42.4    $ 112.6
                                                                      =======    =======    =======    =======    =======
INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES                                              $ 111.6    $ 110.7    $ 117.9    $ 127.7    $ 167.2
                                                                      =======    =======    =======    =======    =======
FIXED CHARGE COVERAGE (Income for Fixed Charge
    Coverage Plus Total Fixed Charges divided by
    Total Fixed Charges)                                                 3.5        3.1        3.1        3.0        1.5
                                                                      =======    =======    =======    =======    =======
(1) The Company's / Group's share of interest expense of
    affiliates is computed as follows (millions of dollars,
    except as noted):

    Bayonne Venture Interest Expense                                     7.7        8.1        8.5        8.8        9.0
    % of earnings allocated to Group                                    88.70%     86.50%     86.50%     86.50%     86.50%
    Company's / Group's Share of Bayonne Venture Interest Expense        6.8        7.0        7.4        7.6        7.8


    Camden Venture Interest Expense                                      7.4        7.7        8.2        8.4        8.8
    % of earnings allocated to Group                                    72.60%     90.70%     94.00%     97.40%     97.40%
    Company's / Group's Share of Camden Venture Interest Expense         5.4        7.0        7.7        8.2        8.6